For More Information
Contact:  James F. Oliviero
KSW, Inc., (718) 340-1409
joliviero@ksww.com

FOR IMMEDIATE RELEASE

KSW, INC.  DECLARES CASH DIVIDEND

Long Island City, New York – March 10, 2010 – KSW, Inc. (NASDAQ: KSW) today announced that its Board of Directors has declared a cash dividend of $.10 per share, payable on May 24, 2010 to shareholders of record as of April 26, 2010.

About KSW

KSW, Inc., through its wholly-owned subsidiary KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects.  KSW Mechanical Services, Inc. also acts as trade manager on larger construction projects, such as the Mount Sinai Center for Science and Medicine.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995).  These forward looking statements generally can be identified as statements that include phrases such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “likely”, “should”, “will” or other similar words or phrases.  Such forward-looking statements concerning management’s expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements.  Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors.  The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Visit our website at www.kswmechanical.com.